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                                                                    EXHIBIT 23.1

                        [LETTERHEAD OF ARTHUR ANDERSEN]


Inveresk Research Group, Inc.





For the attention of the Directors



5 June 2002






Dear Sirs


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of Amendment No. 2 to the Registration Statement (Form S-1 No. 333-85356) and related prospectus of Inveresk Research Group, Inc.



Yours faithfully


/s/ ARTHUR ANDERSEN


ARTHUR ANDERSEN